SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report: February 2, 2001 Date of earliest event reported: January 1, 2001

PFIZER INC. (Exact name of registrant as specified in its charter)

Delaware	001-03619	13-5315170
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
235 East 42nd Street, New York, New York		10017
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code (212) 573-2323
(Former name or former address, if changed since last report.)

Item 5. Other Events.

On January 1, 2001, Pfizer Inc. entered into an employment agreement with Dr. Henry A. McKinnell, Chief Executive Officer of Pfizer. The agreement is included as Exhibit 99.1 and is incorporated by reference.

Item 7(c). Exhibits.

99.1 Employment Agreement dated as of January 1, 2001, by and between Pfizer Inc. and Henry A. McKinnell.

Signature

Under the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the authorized undersigned.
PFIZER INC. (Registrant)
Date: February 2, 2001	/s/ Margaret M. Foran Name: Margaret M. Foran Title: Vice President - Corporate Governance

EXHIBIT INDEX

Exhibit 99.1 - Employment Agreement dated as of January 1, 2001, by and between Pfizer Inc. and Henry A. McKinnell.

EXHIBIT 99.1

EMPLOYMENT AGREEMENT

AGREEMENT (this "Agreement"), by and between Pfizer Inc., a Delaware corporation (the "Company"), and Henry A. McKinnell (the "Executive"), dated as of January 1, 2001. Capitalized terms used in this Agreement that are not defined in the operative provisions shall have the meanings ascribed to them on Exhibit A hereto.

WHEREAS, the Company wishes to provide for the employment by the Company of Executive, and Executive wishes to serve the Company, in the capacities and on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, it is hereby agreed as follows:

1. Employment Period. The Company hereby agrees to employ Executive and Executive hereby agrees to remain in the employ of the Company subject to the terms and conditions of this Agreement, for the Employment Period. The term "Employment Period" means the period commencing on January 1, 2001 and ending on February 29, 2008. This Agreement may be extended by mutual agreement of Executive and the Company.

2. Terms of Employment.

(a) Position

(i)  During the Employment Period, Executive shall serve as Chief Executive Officer of the Company. Executive shall have such duties and responsibilities as are customarily assigned to his position as the Chief Executive Officer of the Company.

(ii) During the Employment Period, and excluding any periods of vacation and sick leave to which Executive is entitled, Executive agrees to devote his full time during normal business hours to the business and affairs of the Company and to use his best efforts to perform faithfully and efficiently such responsibilities. Executive shall be entitled to a number of paid vacation days as is consistent with his position as Chief Executive Officer of the Company and shall be required to report only to the Board of Directors.

(iii) During the Employment Period, Executive may, so long as such activities do not materially interfere with the performance of his responsibilities to the Company in accordance with this Agreement, continue the corporate directorships on which Executive serves, if any, as of the date hereof and such other corporate directorships as are consented to by the Board. Executive may continue the educational, charitable and community activities (including membership on the board of educational, charitable or community organizations) in which he is engaged on the date hereof and may engage in other educational, charitable and community activities (including membership on the board of educational, charitable or community organizations) so long as such activities do not materially interfere with the performance of his responsibilities to the Company in accordance with this Agreement.

(iv) During the Employment Period, the Board shall appoint or nominate and recommend Executive for election, and shall use its best efforts to cause Executive to be elected and reelected to (1) membership on the Board and (2) from and after April 30, 2001, the position of Chairman of the Board.

(b) Compensation.

(i) Base Salary. During the Employment Period, Executive shall receive his Annual Base Salary, which will be paid in accordance with the Company's regular payroll policies as in effect from time to time.

(ii) Incentive Bonus. Executive shall also be eligible, for each fiscal year ending during the Employment Period, to receive an Incentive Bonus, in accordance with guidelines established by the Executive Compensation Committee.

(iii) Participation in Plans. During the Employment Period, Executive shall be eligible to participate in all Plans and programs appropriate to Executive's position (including, without limitation, the Company's stock option and other equity-based award programs) at a level not less than any other senior executive of the Company.

3. Termination of Employment.

(a) Notice of Termination. Any termination by the Company for Cause, or by Executive for Good Reason, shall be communicated by written Notice of Termination to the other party hereto given in accordance with this Agreement.

(b) Termination for Death, Disability or Retirement. Executive's employment shall terminate upon his death, Disability or Retirement during the Employment Period. In the event of such termination:

(i) the Company shall make a lump sum cash payment to Executive (or, in the event that termination results from the death of Executive, to his estate) within 30 days after the Date of Termination in an amount equal to the sum of:

(A) Executive's Annual Base Salary payable through the Date of Termination to the extent not already paid;

(B) the amount of Executive's Incentive Bonus for the prior fiscal year, prorated for the portion of the fiscal year in which the Date of Termination occurs through the Date of Termination, taking into account the number of days during such fiscal year through the Date of Termination;

(C) Executive's actual earned Incentive Bonus for any completed fiscal year or period not theretofore paid; and

(D) amounts to which Executive is entitled under the Plans and programs subject to the terms and conditions of the Plans and programs; and

(ii) (1)  all unvested options to acquire stock of the Company held by Executive shall vest on the Date of Termination, (2) all other unvested equity-based awards (including, without limitation, restricted stock) held by Executive or for the benefit of Executive shall vest on the Date of Termination and shall be promptly delivered to Executive, or in the event of termination due to his death, Executive's estate, entirely in the form of Common Stock, $0.05 par value per share ("Common Stock") of the Company, (3) all options to acquire stock of the Company (including, without limitation, options that vest pursuant to this clause (ii)) held by Executive shall remain exercisable in whole or in part at all times, and from time to time, following the Date of Termination through the expiration date of such options, and (4) Executive shall not be entitled to any additional grants of any stock options, restricted stock, or other equity-based or long-term awards following the Date of Termination; and

(iii) Executive (and his spouse and dependent children) will be entitled to continuation of health benefits under the Plans at a level commensurate with Executive's current position and if Executive (or his spouse and dependent children upon his death) elects to receive such health benefits, Executive shall pay the premium charged to former employees of the Company pursuant to Section 4980B of the Internal Revenue Code of 1986, as amended (the "Code"); provided, that Executive and his spouse will only be entitled to receive such health benefits until attaining the age of sixty-five (65) and dependent children will only be entitled to receive such health benefits as long as such children qualify as dependent children for federal income tax purposes. The Company can amend or otherwise alter the Plans to provide health benefits to Executive that are no less than those commensurate with Executive's current position. To the extent such health benefits cannot be provided to Executive under the terms of the Plans or the Plans cannot be so amended in any manner not adverse to the Company, the Company shall pay Executive, on an after-tax basis, an amount necessary for Executive to acquire such benefits from an independent insurance carrier. The obligations of the Company under this clause (iii) shall be terminated if, at any time after the Date of Termination, Executive is employed by or is otherwise affiliated with a party that offers comparable health benefits to Executive and his spouse and dependent children, but not before the effective date of such coverage.

Provided, however, to the extent inconsistent with any provision contained herein, with respect to the retirement of Executive, the terms of any Plans or programs (including, without limitation, stock option and other equity-based award programs) relating to Executive's retirement shall be controlling and deemed incorporated herein.

(c) Termination by the Company for Cause. If Executive's employment shall be terminated for Cause during the Employment Period as provided in this Agreement, the Employment Period shall terminate without further obligations to Executive other than (i) the obligation to pay him, within 30 days after the Date of Termination (x) Executive's Annual Base Salary payable through the Date of Termination to the extent not theretofore paid, (y) Executive's actual earned Incentive Bonus for any completed fiscal year or period not theretofore paid, and (z) all payments and benefits due, in accordance with the Company's Plans through the Date of Termination and (ii) the obligations of the Company under all stock options and other equity-based awards that are vested as of the date of Termination.

(d) Termination by the Company Without Cause or By Executive for Good Reason. If Executive's employment shall be terminated during the Employment Period by the Company without Cause, or by Executive for Good Reason, then:

(i) the Company shall make a lump sum cash payment to Executive within 30 days after the Date of Termination of (x) Executive's Annual Base Salary payable through the Date of Termination to the extent not theretofore paid, (y) the amount of Executive's Incentive Bonus for the prior fiscal year, prorated for the portion of the fiscal year in which the Date of Termination occurs through the Date of Termination, taking into account the number of days during such fiscal year through the Date of Termination and (z) Executive's actual earned Incentive Bonus for any completed fiscal year or period not theretofore paid; and

(ii) the Company shall make a lump sum cash payment to Executive within 30 days after the Date of Termination equal to the greater of (A) the sum of Executive's Annual Base Salary in effect on the Date of Termination plus an amount equal to Executive's Incentive Bonus for the prior fiscal year, multiplied by the number of years and fraction thereof remaining in the Employment Period defined in paragraph 1 hereof; or (B) the sum of two times Executive's Annual Base Salary in effect on the Date of Termination plus two times the amount of Executive's Incentive Bonus for the prior fiscal year; and

(iii) the Company shall continue to provide, in the manner and timing provided for in the Plans (other than as provided in clauses (i), (ii), (iv) and (v) of this Section 3(d)), the benefits provided under the Plans that Executive would receive if Executive's employment continued for two years after the Date of Termination, assuming for this purpose that Executive's compensation during such two-year period is the amount paid pursuant to clause (ii) above, and Executive shall be fully vested in any account balance and all other benefits under the Plans; provided, however, that the benefits provided under the Plans under this clause (iii) shall be limited to the amounts permitted by law or as would otherwise not adversely impact on the tax qualification of any Plans; and provided, further, that if any such benefits may not be continued under the Plans, the Company shall pay to Executive an amount equal to the amount that Executive would have received had such benefits been continued under the Plans; and

(iv) (1)  all unvested options to acquire stock of the Company held by Executive shall vest on the Date of Termination, (2)  all other unvested equity-based awards (including, without limitation, restricted stock) held by Executive or for the benefit of Executive shall vest on the Date of Termination and 100% of such vested awards shall be delivered to Executive promptly following the Date of Termination, (3) all options to acquire stock of the Company (including, without limitation, options that vest pursuant to this clause (iv)) held by Executive shall remain exercisable in whole or in part at all times, and from time to time, following the Date of Termination through the expiration date of such options and (4) Executive shall not be entitled to any additional grants of any stock options, restricted stock or other equity-based or long-term awards following the Date of Termination; and

(v) Executive, his spouse and dependent children shall be entitled to the benefits set forth under Section 3(b)(iii).

4. Nonexclusivity of Rights. Nothing in this Agreement shall prevent or limit Executive's continuing or future participation in any Plan for which Executive may qualify nor shall anything herein limit or otherwise affect such rights as Executive may have under any contract or agreement with the Company (including, without limitation, Executive's Change of Control Agreement with the Company). In the event of a change of control as defined in any Change of Control Agreement that Executive is a party to, Executive shall be entitled to receive the greater of the amount required by such Change of Control Agreement or the amounts and benefits set forth in paragraph 3(d) hereof. Amounts that are vested benefits or that Executive is otherwise entitled to receive under any Plan, contract or agreement with the Company at or subsequent to the Date of Termination shall be payable in accordance with such Plan, or contract or agreement except as explicitly modified by this Agreement.

5. Full Settlement; Legal Fees.

(a) No Obligation to Mitigate. In no event shall Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to Executive under any of the provisions of this Agreement, and, except as specifically provided in this Agreement, such amounts shall not be reduced whether or not Executive obtains other employment.

(b) Expenses of Contests. The Company agrees to pay all reasonable legal and professional fees and expenses that Executive may reasonably incur as a result of any contest by Executive, by the Company or others of the validity or enforceability of, or liability under, any provision of this Agreement (including as a result of any contest by Executive about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable Federal rate provided for in Section 7872(f)(2)(A) of the Code or any successor Section of the Code.

6. Excise Tax. In the event that any payment or benefit received or to be received by Executive pursuant to the terms of this Agreement (the "Contract Payments") or in connection with Executive's termination of employment or contingent upon a change in control of the Company pursuant to any plan or arrangement or other agreement with the Company (or any affiliate) ("Other Payments" and, together with the Contract Payments, the "Payments") would be subject to the excise tax (the "Excise Tax") imposed by Section 4999 of the Code, as determined as provided below, the Company shall pay to Executive, at the time specified below, an additional amount (the "Gross-Up Payment") such that the net amount retained by Executive after deduction of the Excise Tax on Contract Payments and Other Payments and any federal, state and local income tax (and FICA taxes) and Excise Tax upon the payment provided for by this Section 6, and any interest, penalties or additions to tax payable by Executive with respect thereto, shall be equal to the total present value of the Contract Payments and Other Payments at the time such Payments are to be made. For purposes of determining whether any of the Payments will be subject to the Excise Tax and the amounts of such Excise Tax, (1) the total amount of the Payments shall be treated as "parachute payments" within the meaning of Section 280G(b)(2) of the Code, and all "excess parachute payments" within the meaning of Section 280G(b)(1) of the Code shall be treated as subject to the Excise Tax, except to the extent that, in the opinion of independent tax counsel selected by the Company's independent auditors and reasonably acceptable to Executive ("Tax Counsel"), a Payment (in whole or in part) does not constitute a "parachute payment" within the meaning of Section 280G(b)(2) of the Code, or such "excess parachute payments" (in whole or in part) are not subject to the Excise Tax, (2) the amount of the Payments that shall be treated as subject to the Excise Tax shall be equal to the lesser of (A) the total amount of the Payments or (B) the amount of "excess parachute payments" within the meaning of Section 280G(b)(1) of the Code (after applying clause (1) hereof), and (3) the value of any noncash benefits or any deferred payment or benefit shall be determined by Tax Counsel in accordance with the principles of Sections 280G(d)(3) and (4) of the Code. For purposes of determining the amount of the Gross-Up Payment, Executive shall be deemed to pay federal income tax at the highest marginal rates of federal income taxation applicable to individuals in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rates of taxation applicable to individuals as are in effect in the state and locality of Executive's residence in the calendar year in which the Gross-Up Payment is to be made, net of the maximum reduction in federal income taxes that can be obtained from deduction of such state and local taxes, taking into account any limitations applicable to individuals subject to federal income tax at the highest marginal rates. The Gross-Up Payment provided for herein shall be made upon the earlier of (i) the payment to Executive of any Contract Payment or Other Payment or (ii) the imposition upon Executive or payment by Executive of any Excise Tax. If it is established pursuant to a final determination of a court or an Internal Revenue Service proceeding or the opinion of Tax Counsel that the Excise Tax is less than the amount taken into account under this Section 6, Executive shall repay to the Company within five days of Executive's receipt of notice of such final determination or opinion the portion of the Gross-Up Payment attributable to such reduction (plus the portion of the Gross-Up Payment attributable to the Excise Tax and federal, state and local income tax imposed on the Gross-Up Payment being repaid by Executive if such repayment results in a reduction in Excise Tax or a federal, state and local income tax deduction) plus any interest received by Executive on the amount of such repayment, but in the case of a refund of any such amount, not earlier than the date such refund is received by Executive. If it is established pursuant to a final determination of a court or an Internal Revenue Service proceeding or the opinion of Tax Counsel that the Excise Tax exceeds the amount taken into account hereunder (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional Gross-Up Payment in respect of such excess within five days of the Company's receipt of notice of such final determination or opinion.

7. Restrictions and Obligations of Executive.

(a) Confidentiality. Executive shall hold all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies and their respective businesses that Executive obtains during Executive's employment by the Company or any of its affiliated companies and that is not public knowledge ("Confidential Information") in strict confidence. Executive shall not communicate, divulge or disseminate Confidential Information at any time during or after Executive's employment with the Company, except with the prior written consent of the Company or as otherwise required by law, regulation, legal process or as may be required in connection with the performance of his duties hereunder, as determined by Executive in the exercise of his good faith judgement during the Employment Period. If Executive is requested pursuant to, or required by, applicable law or regulation or by legal process to disclose any Confidential Information, Executive will use his reasonable best efforts to provide the Company, as promptly as the circumstances reasonably permit, with notice of such request or requirement and, unless a protective order or other appropriate relief is previously obtained, the Confidential Information, subject to such request, may be disclosed pursuant to and in accordance with the terms of such request or requirement, provided that Executive shall use his best efforts to limit any such disclosure to the precise terms of such request or requirement.

(b) Non-Competition. In consideration of his employment hereunder, Executive agrees, for the benefit of the Company, that he will not, during the term of this Agreement and for a twelve (12) month period following Executive's retirement or termination by the Company for Cause or by Executive without Good Reason, engage, directly or indirectly, whether as principal, agent, distributor, representative, consultant, employee, partner, stockholder, limited partner or other investor (other than an investment of not more than (i) five percent (5%) of the stock or equity of any corporation the capital stock of which is publicly traded or (ii) five percent (5%) of the ownership interest of any limited partnership or other entity) or otherwise, in any business which is competitive with the business now, or at any time during the term of this Agreement, conducted by the Company. In addition, Executive agrees, for the benefit of the Company, that he will not, during the term of this Agreement and for a two (2) year period following Executive's retirement or termination by the Company for Cause or by Executive without Good Reason, solicit away from the Company any person who was an officer or employee of the Company, either for his own account or for any individual, firm or corporation, whether or not such person would commit any breach of his contract of employment by reason of leaving the service of the Company, without the prior written consent of the Company.

8. Successors. This Agreement is personal to Executive and, without the prior written consent of the Company, shall not be assignable by Executive; provided, however, Executive's right to compensation hereunder may be assigned, in whole or in part, to a trust, partnership, limited liability company or other entity for the benefit of Executive's family or to a charitable organization; provided, further, that Executive's right to compensation hereunder may be transferred by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by Executive's legal representatives.

(a) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

(b) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would have been required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean both the Company as defined above and any such successor that assumes and agrees to perform this Agreement, by operation of law or otherwise. Without limitation on the foregoing, the Company shall be entitled to assign this Agreement, including its duties, rights and obligations under this Agreement.

(c) Executive shall be entitled, to the extent permitted under any applicable law, to select and change the beneficiary or beneficiaries to receive any compensation or benefit payable hereunder following Executive's death by giving the Company written notice thereof. In the event of Executive's death or a judicial determination of his incompetence, reference in this Agreement to Executive shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative.

9. Miscellaneous.

(a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to principles of conflict of laws.

(b) Captions. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

(c) Amendment. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

(d) Notices. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

(i) If to Executive, to the address on file with the Company, with a copy to Robert J. Miller, Esq., Day, Berry & Howard LLP, One Canterbury Green, Stamford, CT 06901; and

(ii) If to the Company, to it at Pfizer Inc., 235 East 42nd Street, New York, New York 10017, attention General Counsel;

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

(e) Severability of Provisions. Each of the sections contained in this Agreement shall be enforceable independently of every other section in this Agreement, and the invalidity or nonenforceability of any section shall not invalidate or render unenforceable any other section contained in this Agreement. Executive acknowledges that the restrictive covenants contained in Section 7 are a condition of this Agreement and are reasonable and valid in geographical and temporal scope and in all other respects. If any court or arbitrator determines that any of the covenants in Section 7, or any part of any of them, is invalid or unenforceable, the remainder of such covenants and parts thereof shall not thereby be affected and shall be given full effect, without regard to the invalid portion. If any court or arbitrator determines that any of such covenants, or any part thereof, is invalid or unenforceable because of the geographic or temporal scope of such provision, such court or arbitrator shall reduce such scope to the minimum extent necessary to make such covenants valid and enforceable.

(f) Withholding. The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

(g) Waiver. Executive's or the Company's failure to insist upon strict compliance with any provision hereof or any other provision of this Agreement or the failure to assert any right Executive or the Company may have hereunder shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

(h) Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in New York, New York in accordance with the rules of the American Arbitration Association then in effect.

10. Indemnification.

(a) Indemnification. Executive shall be indemnified and held harmless by the Company to the greatest extent permitted under applicable Delaware law as the same now exists or may hereafter be amended if Executive was, is or is threatened to be made, a party to any pending, completed or threatened action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding whether civil, criminal, administrative or investigative, and whether formal or informal, by reason of the fact that Executive is or was, or had agreed to become, a director, officer, employee, agent or fiduciary of the Company or any other entity which Executive is or was serving at the request of the Company and relating to his services as a director, officer, employee, agent or fiduciary ("Proceeding"), against all expenses (including, without limitation, all reasonable attorneys' fees, retainers, court costs, transcripts, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other reasonable disbursements or expenses customarily required in connection with asserting or defending claims) ("Expenses") and all claims, damages, liabilities and losses (including, without limitation, judgments; fines; liabilities under the Code or the Employee Retirement Income Security Act of 1974, as amended, for damages, excise taxes or penalties; damages, fines or penalties arising out of violation of any law related to the protection of the public health, welfare or the environment; and amounts paid or to be paid in settlement) incurred or suffered by any person or to which Executive may become subject for any reason.

(b) Advancement of Expenses and Costs. All Expenses incurred by or on behalf of Executive in defending or otherwise being involved in a Proceeding shall be paid by the Company in advance of the final disposition of a Proceeding, including any appeal therefrom, within ten (10) days after the receipt by the Company of a statement or statements from Executive requesting such advance or advances from time to time. Such statement or statements shall reasonably evidence the Expenses incurred by Executive in connection therewith.

(c) Effect of Certain Proceedings. The termination of any Proceeding by judgment, order, settlement or conviction, except, in each case, to the extent that the terms thereof expressly so provide, shall not, of itself (1) adversely affect the rights of Executive to indemnification, or (2) create a presumption that Executive did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification or contribution is not permitted by applicable law.

(d) Other Rights to Indemnification. Executive's rights of indemnification and advancement of Expenses provided by this Section shall not be deemed exclusive of any other rights to which Executive may now or in the future be entitled under applicable law, the certificate of incorporation, by-laws, agreement, vote of stockholders, or resolution of the Board, or other provisions of this Agreement or any other agreement, or otherwise.

(e) Expenses Incurred By Executive to Enforce This Agreement. Expenses incurred by Executive in connection with Executive's request for, or efforts to secure, preserve, establish entitlement to or obtain indemnification or advances hereunder shall be reimbursed by the Company on a current basis in accordance with the provisions of Section 10(b).

  (f) Survival of Indemnity. This Section shall survive any termination of the relationship of Executive with the Company and shall be binding on, and inure to the benefit of the successors and assigns of the Company and the successors, assigns, heirs and personal representatives of Executive.

IN WITNESS WHEREOF, Executive has hereunto set Executive's hand and the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.

HENRY A. McKINNELL

       /s/ Henry A. McKinnell

PFIZER INC.

By:  /s/ William C. Steere, Jr.
Name: William C. Steere, Jr.
Title: Chairman

EXHIBIT A

Capitalized terms used in the Agreement that are not elsewhere defined in the Agreement have the definitions set forth below:

"Annual Base Salary" means $1,350,000 per annum or such greater amount as may be determined from time to time in the discretion of either the Board, the Executive Compensation Committee or any appropriate committee of the Board. After any such increase, Annual Base Salary shall not be reduced and the term "Annual Base Salary" shall thereafter refer to the increased amount.

"Board" means the Board of Directors of the Company.

"Cause" means Executive's (i) conviction of a felony or crime involving moral turpitude that significantly and adversely affects the Company or (ii) personal dishonesty or fraud involving the Company, its employees, vendors or customers and involving personal gain to or for the benefit of Executive. Notwithstanding the foregoing, Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice to Executive and an opportunity for Executive, together with counsel, to be heard before the Board), finding that in the good faith opinion of the Board Executive was guilty of conduct set forth above and specifying the particulars thereof in detail.

"Date of Termination" means (A) if Executive's employment is terminated for Disability, thirty (30) days after Notice of Termination is given (provided that Executive shall not have returned to the full-time performance of Executive's duties during such thirty (30) day period), and (B) if Executive's employment is terminated by the Company for Cause or by Executive for Good Reason or for any reason (other than Disability), the date specified in the Notice of Termination (which, in the case of a termination by the Company for Cause shall not be less than thirty (30) days, and in the case of a termination by Executive for Good Reason shall not be less than thirty (30) nor more than sixty (60) days, respectively, from the date such Notice of Termination is given); provided that, if within thirty (30) days after any Notice of Termination is given the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the grounds for termination, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding arbitration award or by a final judgment, order or decree of a court of competent jurisdiction (which is not appealable or the time for appeal therefrom having expired and no appeal having been perfected); provided further that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence. Notwithstanding the pendency of any such dispute, the Company shall continue to pay Executive's full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, Annual Base Salary and bonus) and continue Executive's participation in all incentive compensation, benefit and insurance plans in which Executive was participating when the notice giving rise to the dispute was given, until the dispute is finally resolved in accordance with this Agreement.

"Disability" means a written determination by a physician mutually agreeable to the Company and Executive that Executive is physically or mentally unable to perform his duties as Chief Executive Officer under this Agreement, after reasonable accommodation, and that such disability has continued for a period of six (6) consecutive months or for shorter periods aggregating one hundred and eighty (180) days in any twelve (12) month period.

"Good Reason" means the occurrence, without Executive's express written consent, of any of the following circumstances unless, in the case of paragraphs (i), (v) or (vi) below, such circumstances are fully corrected prior to the Date of Termination specified in the Notice of Termination given in respect thereof:

(i) the assignment of Executive to a position other than Chief Executive Officer or any other action by the Company which results in a substantial diminution in the nature of Executive's position, authority or duties or in the status, responsibilities or perquisites of Executive;

(ii) a reduction by the Company or any of its subsidiaries in Executive's Annual Base Salary or target bonus opportunity as in effect on the date hereof or as the same may be increased from time to time;

(iii) the relocation of the office in which Executive is based to a location outside of the Borough of Manhattan;

(iv) the failure by the Company to pay Executive any portion of any installment of deferred compensation under any deferred compensation program of the Company within seven (7) days of the date such compensation is due;

(v) the failure by the Company or any of its subsidiaries to continue in effect any incentive compensation plan in which Executive participates as of the date hereof, unless an equitable alternative compensation arrangement (embodied in an ongoing substitute or alternative plan) has been provided for Executive, or the failure by the Company or any of its subsidiaries to continue Executive's participation in any such incentive plan on the same basis, both in terms of the amount of benefits provided (except if Executive's benefits are reduced as a result of the Company's reduction of benefits provided to all participants covered by such plan) and the level of Executive's participation relative to other participants, as existing as of the date hereof;

(vi) except as required by law, the failure by the Company or any of its subsidiaries to continue to provide Executive with benefits at least as favorable as those enjoyed by Executive under the employee benefit plans of the Company and its subsidiaries, including, without limitation, the pension, life insurance, medical, dental, health and accident, disability, deferred compensation retirement and savings plans, in which Executive participates, the taking of any action by the Company or any of its subsidiaries which would directly or indirectly materially reduce any of such benefits or deprive Executive of any material fringe benefit enjoyed by Executive, or the failure by the Company or any of its subsidiaries to provide Executive with the number of paid vacation days to which Executive is entitled;

(vii) failure of Executive to be elected or reelected to (1) membership on the Board or (2) from and after April 30, 2001, the position of Chairman of the Board.

"Incentive Bonus" means an incentive payment, calculated annually, targeted at 100% of Executive's Annual Base Salary and based on financial measurements and performance against non-financial strategic objectives, approved by the Executive Compensation Committee following consideration of Executive's recommendations with regard thereto. The Incentive Bonus target may be modified from time to time in the discretion of the Board, the Executive Compensation Committee, or any appropriate committee of the Board following consideration of Executive's recommendations with regard thereto, provided any such modification does not reduce Executive's then current target total annual compensation.

"Notice of Termination" means a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated.

"Plans" means all employee compensation, benefit and welfare plans, policies and programs of the Company, including, without limitation, incentive, savings, retirement, stock option, restricted stock, supplemental executive retirement, medical, prescription, dental, disability, salary continuance, group life, accidental death and travel accident insurance plans, vacation practices, fringe benefit practices and policies relating to the reimbursement of business expenses.

"Retirement" means Executive's voluntary termination of employment with the Company in accordance with the Company's retirement policy (excluding early retirement) generally applicable to its salaried employees or in accordance with any retirement arrangement established between the Company and Executive.